 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2018

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT (Address of Principal Executive Offices)		06095 (Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

February 20, 2018: Paul Igoe, Senior Vice President, General Counsel and Secretary of SS&C Technologies Holdings, Inc. (“SS&C” or the “Company”), will be leaving the Company to pursue other opportunities. Mr. Igoe will continue to be employed by the Company for an interim period in order to assist in an orderly transition of his duties.

Item 8.01	Other Events

On February 20, 2018, SS&C announced that Joseph J. Frank will join the Company as its Group General Counsel, Chief Legal Officer and Head of Mergers and Acquisitions, expected to be effective in early March.

A copy of the press release announcing Mr. Frank’s role is attached hereto as Exhibit 99.1 and incorporated by reference herein. For purposes of Section 18 of the Securities Exchange Act of 1934, the press release is deemed furnished, not filed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of SS&C Technologies Holdings, Inc. dated February 20, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C Technologies Holdings, Inc.

By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief
Financial Officer

Date: February 20, 2018

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release of SS&C Technologies Holdings, Inc. dated February 20, 2018